EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-54794, No. 33-54796, No. 33-54798, No. 33-95274, and
No.33-95276,  No.  333-13009,  No.  33-78842,  No. 33-78838,  No.  333-13011) of
CoreComm Incorporated (the "Company") of our report dated February 27, 1998 except for note 1 as to which the date is March 25, 1998, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                  ERNST & YOUNG LLP


San Juan, Puerto Rico
March 26, 1998